Exhibit 10.56.3


                  THIRD AMENDMENT TO 1985 OPTION AGREEMENT

     This Agreement, made and entered into as of December 31, 1994, by and between Vermont Electric Power Company, Inc., a Vermont corporation ("VELCO"), Central Vermont Public Service Corporation, a Vermont corporation, ("Central Vermont"), Green Mountain Power Corporation, a Vermont corporation ("Green Mountain"), and Citizens Utilities Company, a Delaware corporation ("Citizens"); Central Vermont, Green Mountain and Citizens being also referred to herein individually as "Company" and collectively as "Companies".

     WITNESSETH THAT:

     WHEREAS, each of the Companies is an original stockholder of VELCO, and each contributed certain assets to VELCO at the time of its incorporation; and

     WHEREAS, VELCO and the Companies were parties to a certain Agreement, dated March 29, 1957 (the "Four Party Agreement"), that included, among other things, purchase options relating to certain properties of VELCO that were subsequently more specifically described in an Agreement dated January 16, 1961, among said Companies and VELCO (the "1961 Agreement"), which options were extended to December 27, 1985; and

     WHEREAS, VELCO and the Companies are parties to a certain Agreement, dated December 27, 1985 ("the 1985 Option Agreement"), that extended the aforementioned purchase options to December 31, 1988; and

     WHEREAS, VELCO and the Companies were also parties to certain Amendments to the 1985 Option Agreement, dated September 28, 1988 (the "First Amendment Agreement"), and October 1, 1991 (the "Second Amendment Agreement") that further extended the aforementioned purchase options to December 31, 1991 and thence to December 31, 1994; and

     WHEREAS, the Companies desire to supersede the Second Amendment Agreement and to extend the aforesaid options until a date no later than December 31,
1996), on terms and conditions that are consistent with the terms and conditions of the Indenture of Mortgage, dated as of September 1, 1957, between VELCO and Bankers Trust Company, as Trustee, as now or hereinafter amended or supplemented.

     NOW, THEREFORE, the parties to this Agreement hereby agree that the 1985 Option Agreement is amended as follows:

     1. In all places where the date "December 31, 1988" appears, it is changed to "December 31, 1996."

     2. In all places where the date "October 1, 1988" appears, it is changed to "October 1, 1996."

     This agreement may be executed in counterpart copies which shall be combined and treated as one original.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed on its behalf by a duly authorized officer as of the date first written above.

                                 CENTRAL VERMONT PUBLIC SERVICE
                                 CORPORATION

Attest: /s/ Mary Eaton           By:  /s/ Robert de R. Stein
                                 Its

                                 CITIZENS UTILITIES COMPANY

Attest: /s/ Craig A. Mark        By: /s/ James Avery
                                 Its Vice President

                                 GREEN MOUNTAIN POWER COMPANY

Attest:                          By:  /s/ Armand Boucher
                                 Its Vice President

                                 VERMONT ELECTRIC POWER COMPANY, INC.
Attest: /s/ Joyce A. Norris      By:  /s/ Thomas N. Weis
                                 Its Vice President